Exhibit 10(ad)(1)

            THIS AMENDMENT NO. 1, dated as of January 29, 1999 (the "First Amendment") to the Registration Rights Agreement, dated as of June 1, 1998 (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Agreement"), between Playtex Products, Inc., a Delaware corporation (the "Company") and RCBA Playtex, L.P. (the "Principal Stockholder").

            WHEREAS, the Agreement provides for registration rights for certain shares of the Company's common stock, par value $0.01 ("Common Stock"), issued to the Principal Stockholder;

            WHEREAS, on January 6, 1999, the Company entered into an asset purchase agreement (the "Asset Purchase Agreement") with Mondial Industries Limited Partnership, a Wisconsin limited partnership ("Mondial"), pursuant to which the Company, as partial consideration for the purchase of the assets of Mondial, has agreed to deliver to Mondial an aggregate of $50,000,000 principal amount of its 6% Convertible Subordinated Notes Due 2004 ("Subordinated Notes") which are convertible into shares of Common Stock and agreed to provide certain registration rights to Mondial as set forth in a registration rights agreement between Playtex and Mondial to be dated as of the Closing Date (as defined in the Asset Purchase Agreement);

            WHEREAS, the Company and the Principal Stockholder are authorized to enter into this First Amendment;

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained in this First Amendment and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company and the Principal Stockholder hereby agree for the equal and the ratable benefit of all holders of the Registrable Securities as follows:

            1. Definitions. All capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Agreement.

            2. Effect. This First Amendment amends and supplements the Agreement and shall be a part and subject to all the terms thereof. Except as amended and supplemented hereby, the Agreement shall continue in full force and effect.
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            3. Amendments.

                  The Agreement is hereby amended as follows:

                  (a) Section 3 of the Agreement is amended by inserting the following text immediately after the definition of "Initiating Holder":

            "Mondial Agreement" means the Registration Rights Agreement dated as of January 29, 1999, between the Company and Mondial Industries Limited Partnership, as the same shall be amended, supplemented or otherwise modified from time to time.

                  (b) The definition of "Other Registration Rights Agreement" in
Section 3 of the Agreement is amended by deleting the clause "and the Childs Agreement" from such definition and inserting the clause ", the Childs Agreement and the Mondial Agreement" in place of the deleted clause.

            4. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.

            5. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.


                             PLAYTEX PRODUCTS, INC.


                             By: /s/ Michael F. Goss
                                -----------------------------------
                                Name:  Michael F. Goss
                                Title: Executive Vice President
                                       Chief Financial Officer
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                             RCBA PLAYTEX, L.P.


                             By: /s/ Jeffrey W. Ubben
                                -----------------------------------
                                Name:  Jeffrey W. Ubben
                                Title: